Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Eco Building Products, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2011, on the consolidated financial statements of Eco Building Products, Inc. and subsidiaries (collectively “the Company”),  as of and for the year ended June 30, 2011, which report appears in the Company’s 2011 Annual Report on Form 10-K, incorporated herein by reference.

/s/ dbbmckennon
Newport Beach, California
February 3, 2012